Exhibit 99.1

Media and Industry Analysts:	Investor Relations:
Chris Carleton	Brian Norris
CHEN PR	Acme Packet
+1.781.672.3115	+1.781.328.4790
acmepacket@chenpr.com	bnorris@acmepacket.com
FOR IMMEDIATE RELEASE
Acme Packet Expands Headquarters to Accommodate Growth
Bedford, MA, June 16, 2011 — Acme Packet® (NASDAQ: APKT), the leader in session delivery network solutions, today announced it has completed leasing agreements to expand its worldwide headquarters facility by approximately 75 percent. With the additional 111,000 square feet, the company’s headquarters will comprise 262,000 square feet to accommodate growth across all areas of the business.
The news follows by several weeks Massachusetts Governor Deval Patrick’s visit to Acme Packet’s Bedford, MA headquarters to mark the company’s growth and success in the state. At that event, Acme Packet cited that 443 of the company’s 679 person global workforce are employed in Bedford. The company has already hired more than 70 employees at its headquarters and plans to add an additional 117 workers in the Commonwealth by the end of 2011. All of Acme Packet’s research and development, as well as the final test and assembly steps in its manufacturing processes, take place at its Bedford facility.
“Acme Packet is helping to power exciting advancements in communications technology,” said Acme Packet president and CEO Andy Ory. “By taking this additional space, we’re well positioned to grow the company and to continue to attract and retain highly skilled employees — those who already live in Massachusetts and those who are coming from outside the state to join our company.”
About Acme Packet
Acme Packet (NASDAQ: APKT), the leader in session delivery network solutions, enables the trusted, first-class delivery of next-generation voice, data and unified communications services and applications across IP networks. Our Net-Net product family fulfills demanding security, service assurance and regulatory requirements in service provider, enterprise and contact center networks. Based in Bedford, Massachusetts, Acme Packet designs and manufactures its products in the USA, selling them through over 140 reseller partners worldwide. More than 1,350 customers in 105 countries have deployed over 12,000 Acme Packet systems, including 90 of the top 100 service providers and 32 of the Fortune 100. For more information visit www.acmepacket.com.
Acme Packet Safe Harbor Statement
Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our position in the session border control market, our expected financial and operating results, our ability to establish and maintain intellectual property rights, our ability to build and grow Acme Packet, our potential next stage of growth, the benefits and advantages of our products, including any enhancements or new features, services and programs, and our ability to achieve our goals, plans and objectives, including the stated expansion plans and additional hiring of employees. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: difficulties in growing our customer base, difficulties leveraging market opportunities, difficulties providing solutions that meet the needs of customers, poor product sales, long sales cycles, difficulty developing new products, difficulty in relationships with vendors and partners, higher risk in international operations, difficulty managing rapid growth, and increased competition. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.
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